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                                                                     EXHIBIT 4.1

                                   AMGEN INC.

       AMENDED AND RESTATED 1997 SPECIAL NON-OFFICER EQUITY INCENTIVE PLAN

     1.   PURPOSE.
          -------

          (a) The purpose of the 1997 Special Non-Officer Equity Incentive Plan (the "Plan") is to provide a means by which non-Officer employees of and consultants to Amgen Inc., a Delaware corporation (the "Company"), and employees of and consultants to the Company's Affiliates, as defined in paragraph 1(b), directly, or indirectly through Trusts, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) stock options, (ii) stock bonuses, and (iii) rights to purchase restricted stock, all as defined below.

          (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) The Company, by means of the Plan, seeks to retain the services of non-Officer employees of the Company and persons serving as consultants to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (d) The Company intends that the rights issued under the Plan ("Stock Awards") shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to paragraph 2(c), be either (i) stock options granted pursuant to Section 5 hereof, which option shall not qualify as incentive stock options as that term is used in Section 422 of the Code ("Options") or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 6 hereof.

          (e) The word "Trust" as used in the Plan shall mean a trust created for the benefit of the employee or consultant, his or her spouse, or members of their immediate family. The word optionee shall mean the person to whom the option is granted or the employee or consultant for whose benefit the option is granted to a Trust, as the context shall require.

     2.   ADMINISTRATION.
          --------------

          (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in paragraph 2(c).

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
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               (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

               (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (3) To amend the Plan as provided in Section 13.

               (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

          (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee") which members may be non-employee directors and outside directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding anything else in this paragraph 2(c) to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant or amend options to all employees or consultants or any portion or class thereof.

          (d) Notwithstanding anything else in the Plan to the contrary, at any time the Board or the Committee may authorize by duly adopted resolution one or more Officers (as defined in paragraph 4(a) below) (each a "Delegated Officer") to take the actions described in paragraph 2(b)(1) of the Plan with respect to Options only, subject to, and within the limitations of, the express provisions of the Plan; provided, however, that a Delegated Officer shall not have the power to (1) grant any Options to himself, any non-employee director, consultant, Trust, other Delegated Officer or Officer, (2) determine the time or times when a person shall be permitted to purchase stock pursuant to the exercise of an Option (i.e., vesting), (3) determine the exercise price of an Option, or (4) grant any Option to a parent corporation of the Company, as defined in Section 424(e) of the Code. The resolution authorizing a Delegated Officer to act as such shall specify the total number of shares of Common Stock that a Delegated Officer may grant with respect to Options. The exercise price (including any formula by which such price or prices may be determined) and the time or times when a person shall be permitted to purchase stock pursuant to the exercise of an Option shall, however, be set by the Board and not by a Delegated Officer to the extent required by Delaware General Corporation Law Section 157 or any other applicable law.

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          (e) The term "non-employee director" shall mean a member of the Board who (i) is not currently an officer of the Company or a parent or subsidiary of the Company (as defined in Rule 16a-1(f) promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or an employee of the Company or a parent or subsidiary of the Company; (ii) does not receive compensation from the Company or a parent or subsidiary of the Company for services rendered in any capacity other than as a member of the Board (including a consultant) in an amount required to be disclosed to the Company's stockholders under Rule 404 of Regulation S-K promulgated by the Securities and Exchange Commission ("Rule 404"); (iii) does not possess an interest in any other transaction required to be disclosed under Rule 404; or (iv) is not engaged in a business relationship required to be disclosed under Rule 404, as all of these provisions are interpreted by the Securities and Exchange Commission under Rule 16b-3 promulgated under the Exchange Act.

          (f) The term "outside director," as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to paragraph 2(c), who is considered to be an "outside director" in accordance with the rules, regulations or interpretations of Section 162(m) of the Code.

     3.   SHARES SUBJECT TO THE PLAN.
          --------------------------

          (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate One Hundred and One Million (101,000,000) shares of the Company's $.0001 par value common stock (the "Common Stock"). If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the Common Stock not purchased under such Stock Award shall again become available for the Plan. Shares repurchased by the Company pursuant to any repurchase rights reserved by the Company pursuant to the Plan shall not be available for subsequent issuance under the Plan.

          (b) The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     4.   ELIGIBILITY.
          -----------

          (a) Stock Awards may be granted to non-Officer employees of the Company, or employees of any Affiliate, or consultants to the Company or any Affiliate, or to Trusts of any such employee or consultant. Notwithstanding any other provisions in this Plan to the contrary, Officers of the Company shall not be eligible to receive Stock Awards. The term "Officer" shall include any natural person who is elected as a corporate officer of the Company by the Board.

          (b) Stock Awards shall be limited to a maximum of 2,000,000 shares of Common Stock per person per calendar year.

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     5.   TERMS OF OPTIONS.
          ----------------

          An Option granted pursuant to this Section 5 shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a) No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

          (b) The exercise price of each Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the Option on the date the Option is granted.

          (c) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) at the discretion of the Board or the Committee, either at the time of grant or exercise of the Option (A) by delivery to the Company of shares of Common Stock that have been held for the period required to avoid a charge to the Company's reported earnings and valued at the fair market value of the shares of Common Stock on the date of exercise, (B) according to a deferred payment or other arrangement with the person to whom the Option is granted or to whom the Option is transferred pursuant to paragraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion, including but not limited to payment of the purchase price pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or, prior to the issuance of Common Stock, receipt by the Company of evidence from the person authorized to sell the underlying stock that they have received irrevocable instructions from the option holder to pay to the Company the aggregate exercise price of the Option from the sale proceeds.

          In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at not less than the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (d) An Option granted to a natural person shall be exercisable during the lifetime of such person only by such person, provided that such person during such person's lifetime may designate a Trust to be such person's beneficiary, and such beneficiary shall, after the death of the person to whom the Option was granted, have all the rights that such person had while living, including the right to exercise the Option. In the absence of such designation, after the death of the person to whom the Option is granted, the Option shall be exercisable by the person or persons to whom the optionee's rights under such Option pass by will or by the laws of descent and distribution.

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          (e) The total number of shares of Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this paragraph 5(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

          (f) The Company may require any optionee, or any person to whom an Option is transferred under paragraph 5(d), as a condition of exercising any such Option: (i) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or the employment of such person's purchaser representative who has such knowledge and experience in financial and business matters, and that such person is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Common Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (x) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities law.

          (g) An Option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant with the Company or an Affiliate, unless: (i) such termination is due to the optionee's permanent and total disability, within the meaning of Section 422(c)(6) of the Code and with such permanent and total disability being certified by the Social Security Administration prior to such termination, in which case the Option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant; (ii) the optionee dies while in the employ of or while serving as a consultant to the Company or an Affiliate, or within not more than three (3) months after termination of such employment or relationship as a consultant, in which case the Option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such Option pass by will or by the laws of descent and distribution; or (iii) the Option by its term specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant with the Company or an Affiliate; or (B) that it may be exercised more than three (3) months after termination of the optionee's employment or relationship as a consultant with the Company or an Affiliate. Notwithstanding any other provision in this Plan to the contrary, (x) no portion of an Option shall be exercisable by any person to the extent that the Company's federal income tax deduction with respect to the exercise of such portion of the Option would be subject to

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disallowance pursuant to Section 162(m) of the Code, or any successor thereto, and (y) subject to paragraph 5(a), if any portion of an Option is not exercisable solely because of the preceding clause (x) on the date on which such Option would otherwise terminate pursuant to the foregoing provisions of this paragraph 5(g), such Option shall not terminate until three (3) months after such Option thereafter ceases to be subject to the preceding clause (x). Subject to the preceding sentence, any portion of an Option which is not exercisable on the date on which an optionee's employment or relationship as a consultant with the Company or an Affiliate ceases shall terminate immediately on such date. This paragraph 5(g) shall not be construed to extend the term of any Option or to permit anyone to exercise the Option after expiration of its term, nor shall it be construed to increase the number of shares as to which any Option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant.

          (h) The Option may, but need not, include a provision whereby the optionee may elect at any time during the term of the optionee's employment or relationship as a consultant with the Company or any Affiliate to exercise the Option as to any part or all of the shares subject to the Option prior to the stated vesting dates of the Option. Any shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

          (i) To the extent provided by the terms of an Option, each optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the shares of the Common Stock otherwise issuable to the optionee as a result of the exercise of the Option a number of shares having a fair market value less than or equal to the amount of the Company's required minimum statutory withholding; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock having a fair market value less than or equal to the amount of the Company's required minimum statutory withholding.

     6.   TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.
          --------------------------------------------------------

          Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

          (a) The purchase price under each stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement. Notwithstanding the foregoing, the Board or the Committee may determine that eligible

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participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

          (b) No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

          (c) The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion; including but not limited to payment of the purchase price pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or the receipt of irrevocable instruction to pay the aggregate exercise price of the Company from the sales proceeds before Common Stock is issued. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award Common Stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

          (d) Shares of Common Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

          (e) In the event a person ceases to be an employee of or ceases to serve as a consultant to the Company or an Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

     7.   COVENANTS OF THE COMPANY.
          ------------------------

          (a) During the terms of the Stock Awards granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards up to the number of shares of Common Stock authorized under the Plan.

          (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock under the Stock Awards granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award granted under the Plan or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the

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Company shall be relieved from any liability for failure to issue and sell
Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

     8.   USE OF PROCEEDS FROM COMMON STOCK.
          ---------------------------------

          Proceeds from the sale of Common Stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

     9.   MISCELLANEOUS.
          -------------

          (a) The Board or Committee shall have the power to accelerate the time during which a Stock Award may be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time during which it may be exercised or the time during which it will vest. Each Option providing for vesting pursuant to paragraph 5(e) shall also provide that if the employee's employment or a consultant's affiliation with the Company or an Affiliate of the Company is terminated by reason of death or disability (within the meaning of Title II or XVI of the Social Security Act or comparable statute applicable to an Affiliate and with such permanent and total disability certified by (i) the Social Security Administration, (ii) the comparable governmental authority applicable to an Affiliate, (iii) such other body having the relevant decision-making power applicable to an Affiliate or
(iv) an independent medical advisor appointed by the Company, as applicable, prior to such termination), then the vesting schedule of Options granted to such employee or consultant or to the Trusts of such employee or consultant shall be accelerated as of the date of such termination by twelve months for each full year the employee has been employed by or the consultant has been affiliated with the Company and/or an Affiliate of the Company.

          (b) Neither an optionee nor any person to whom an Option is transferred under the provisions of the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

          (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any eligible employee, consultant, optionee or holder of Stock Awards under the Plan any right to continue in the employ of the Company or any Affiliate or to continue acting as a consultant or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship of any eligible employee, consultant, optionee or holder of Stock Awards under the Plan with or without cause, at any time and with or without notice. In the event that a holder of Stock Awards under the Plan is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant for purposes hereof, and (ii) suspend or otherwise delay the time or times at which exercisability or vesting would otherwise occur with respect to any outstanding Stock Awards under the Plan.

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     10.  ADJUSTMENTS UPON CERTAIN TRANSACTIONS.
          -------------------------------------

          (a) In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company (other than pursuant to the conversion of convertible securities), issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Board's or the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Board or the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to Stock Awards, then the Committee or the Board shall, in such manner as it may deem equitable, may make the following adjustments to the Plan and with respect to any or all of the outstanding Stock
Awards:

                    a. the number and kind of shares of Common Stock (or other securities or property) with respect to which Stock Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in paragraph 3(a) on the maximum number and kind of shares which may be issued under the Plan and in paragraph 4(b) on the maximum number of shares subject to Stock Awards which can be granted any person in a calendar year),

                    b. the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Stock Awards, including by providing, either by the terms of such Stock Awards or by action taken prior to the occurrence of such transaction or event, that upon such event, such Stock Award shall be assumed by a successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Stock Awards covering the stock of a successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, and

                    c. the grant or exercise price with respect to any Stock Award.

          (b) In the event that the Board or Committee adjusts any or all of the outstanding Stock Awards by providing that such Stock Awards shall be assumed by a successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of a successor or survivor corporation, or a parent or subsidiary thereof, the Board or the Committee may, in its sole discretion, determine that the transfer of the optionee's or other holder's employment or consulting relationship to such successor or survivor corporation or a parent or subsidiary thereof shall not constitute a cessation of the optionee's or holder's employment or consulting relationship with the Company or an Affiliate for the purposes of paragraph 5(g).

          (c) Any adjustments made by the Board or the Committee under paragraphs 10(a) and 10(b) shall be final, binding and conclusive on all persons.

     11.  CHANGE OF CONTROL.
          -----------------

          (a) Notwithstanding anything to the contrary in this Plan, in the event of a Change in Control (as hereinafter defined), then, to the extent permitted by applicable law: (i) the time during which Stock Awards become vested shall automatically be accelerated so that the unvested portions of all Stock Awards shall be vested prior to the Change in Control and (ii) the time during which the Options may be exercised shall automatically be accelerated to immediately prior to the Change in Control. Upon and following the acceleration of the vesting and exercise periods, at the election of the holder of the Stock Award, the Stock Award may be: (x) exercised (with respect to Options) or, if the surviving or acquiring corporation agrees to assume the Stock Awards or substitute similar stock awards, (y) assumed; or (z) replaced with substitute stock awards. Options not exercised, substituted or assumed prior to or upon the Change in Control shall be terminated.

          (b) For purposes of the Plan, a "Change of Control" shall be deemed to have occurred at any of the following times:

               (i) upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its affiliates, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

               (ii) at the time individuals who, as of December 9, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 9, 1997, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

               (iii) immediately prior to the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

               (iv) the occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

     12.  QUALIFIED DOMESTIC RELATIONS ORDERS.
          -----------------------------------

          (a) Anything in the Plan to the contrary notwithstanding, rights under Stock Awards may be assigned to an Alternate Payee to the extent that a QDRO so provides. (The terms "Alternate Payee" and "QDRO" are defined in paragraph 12(c) below.) The assignment of a Stock Award to an Alternate Payee pursuant to a QDRO shall not be treated as having caused a new grant. If a Stock Award is assigned to an Alternate Payee, the Alternate Payee generally has the same rights as the grantee under the terms of the Plan; provided however, that (i) the Stock Award shall be subject to the same vesting terms and exercise period as if the Stock Award were still held by the grantee, and (ii) an Alternate Payee may not transfer a Stock Award.

          (b) In the event of the Plan administrator's receipt of a domestic relations order or other notice of adverse claim by an Alternate Payee of a grantee of a Stock Award, transfer of the proceeds of the exercise of such Stock Award, whether in the form of cash, stock or other property, may be suspended. Such proceeds shall thereafter be transferred pursuant to the terms of a QDRO or other agreement between the grantee and Alternate Payee. A grantee's ability to exercise a Stock Award may be barred if the Plan administrator receives a court order directing the Plan administrator not to permit exercise.

          (c) The word "QDRO" as used in the Plan shall mean a court order (i) that creates or recognizes the right of the spouse, former spouse or child (an "Alternate Payee") of an individual who is granted a Stock Award to an interest in such Stock Award relating to marital property rights or support obligations and (ii) that the administrator of the Plan determines would be a "qualified domestic relations order," as that term is defined in section 414(p) of the Code and section 206(d) of the Employee Retirement Income Security Act ("ERISA"), but for the fact that the Plan is not a plan described in section 3(3) of ERISA.

     13.  AMENDMENT OF THE PLAN.
          ---------------------

          The Board at any time, and from time to time, may amend the Plan. Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan, unless: (i) the Company requests the consent of the person to whom the Stock Award was granted; and (ii) such person consents in writing.

     14.  TERMINATION OR SUSPENSION OF THE PLAN.
          -------------------------------------

          (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 9, 2007. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

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

          (b) Rights and obligations under any Stock Awards granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

     15.  EFFECTIVE DATE OF PLAN.
          ----------------------

          The Plan shall become effective as determined by the Board.

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